Exhibit

Transaction Bonus Agreement

This Transaction Bonus Agreement (the “Agreement”) is entered into by and between Ryan Drexler (the “Equity Holder”) and MusclePharm Corporation, a Nevada corporation headquartered at 4400 Vanowen Street, Burbank, CA 91505 (the “Company”) and shall become effective immediately as of the date on which the Equity Holder signs below.

This Agreement shall supplement any other agreement between the Equity Holder and the Company, including any employment, equity, severance or retention agreement that may currently or hereafter exist.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Upon the occurrence of a Qualifying Sale (as defined below), and provided that on the date of the Qualifying Sale the Equity Holder is an owner of at least 20% of the shares of the Company, the Equity Holder shall be entitled to a transaction bonus equal to 10% of the Aggregate Purchase Price (as defined below), if the Aggregate Purchase Price is in excess of $50,000,000.00 (the “Transaction Bonus”). Any Transaction Bonus shall be paid (i) in cash and/or in property in the same proportion and of the same type payable to common stockholders of the Company generally in connection with the Qualifying Sale, or, in the Company’s sole discretion, solely in cash, and (ii) on or following the consummation of the Qualifying Sale on the same schedule as, and under the same terms and conditions applicable to, the Company’s common stockholders in connection with the Qualifying Sale, but in no event over a period of longer than five (5) years following the consummation of the Qualifying Sale. The Company agrees that it shall not consummate a Qualifying Sale without arranging for the payment of the Transaction Bonus at the closing of the Qualifying Sale or promptly thereafter. For the avoidance of doubt, the Equity Holder shall be eligible to receive the Transaction Bonus whether the Qualifying Sale occurs during his employment with the Company or at any time following the cessation of his employment with the Company for any reason.

(a) “Qualifying Sale” shall mean the sale of all or substantially all of (i) the assets of the Company or (ii) the outstanding common stock of the Company, whether by merger, consolidation, sale or other transfer of shares of common stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation); provided, that for the avoidance of doubt, that such sale also constitutes a “change in control event” described in Section 1.409A-3(i)(5)(v) or (vii) of the Treasury Regulations with respect to the Company.

(b) “Aggregate Purchase Price” means the sum of (x) all cash paid or payable and (y) the fair market value of all property or securities transferred in connection with a Qualifying Sale. Amounts paid into escrow, installment payments and contingent payments in connection with a Qualifying Sale shall be included as part of the Aggregate Purchase Price; provided, however, that the portions of the Transaction Bonus based on amounts paid into escrow, installment payments and contingent payments will be calculated and paid if and when such amounts are released directly to the Company or to the Company’s common stockholders, as applicable.

2. Any modification or waiver of any provision of this Agreement must be made in writing and signed by both parties.

3. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior written or oral agreements relating thereto.

4. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of California for any disputes arising out of this Agreement.

5. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

6. The Company represents and warrants to the Equity Holder that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder and that the execution and delivery of this Agreement and the performance of its obligations hereunder will not conflict with any agreement to which the Company is a party.

7. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

IN WITNESS WHEREOF, the Executive and the Company have caused this Transaction Bonus Agreement to be executed as of the date set forth below.

MUSCLEPHARM CORPORATION

By:  /s/ William Bush

Name: William Bush

Title: Lead Director

Date: February 26, 2018

RYAN DREXLER

/s/ Ryan Drexler

Date: February 26, 2018